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           (AKIN GUMP STRAUSS HAUER & FELD LLP ATTORNEYS AT LAW LOGO)


                                                                     EXHIBIT 5.1


June 25, 2003


Gadzooks, Inc.
4121 International Parkway
Carrollton, Texas  75007



Re:  Gadzooks, Inc.
     Registration Statement Form S-8


Ladies and Gentlemen:

         We have acted as counsel to Gadzooks, Inc., a Texas corporation (the "COMPANY"), in connection with the registration, pursuant to a registration statement on Form S-8, as the same may be amended from time to time (the "REGISTRATION STATEMENT"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "ACT"), of the offer and sale by the Company of up to 150,000 shares (the "COMPANY SHARES") of the Company's common stock, par value $0.01 per share ("COMMON STOCK") issuable under the Gadzooks, Inc. 1995 Non-Employee Director Stock Option Plan and the Gadzooks, Inc. Employee Stock Purchase Plan (the "OPTION PLANS").

         We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies.

         Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth hereinafter, we are of the opinion that when the Registration Statement has become effective under the Act and when the Company Shares have been issued and delivered in compliance with the Option Plans and applicable federal and state securities laws, the Company Shares will be duly authorized, validly issued, fully paid and non-assessable.

         The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A. We express no opinion as to the laws of any jurisdiction other than any published constitutions, treaties, laws, rules or regulations or judicial or administrative decisions ("LAWS") of (i) the Laws of the United States of America or (ii) the Laws of the State of Texas.

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           (AKIN GUMP STRAUSS HAUER & FELD LLP ATTORNEYS AT LAW LOGO)


Gadzooks, Inc.
June 25, 2003
Page 2



B. This law firm is a registered limited liability partnership organized under the laws of the State of Texas.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder.



                                          Very truly yours,

                                          AKIN GUMP STRAUSS HAUER & FELD LLP